Exhibit 10.3

CREDITOR AGREEMENT


This Agreement dated as of July 3, 1996 is entered into by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and FLEET PRECIOUS METALS INC., a Rhode Island corporation ("Fleet"), and consented to by TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, a Delaware corporation ("Balfour"), and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are hereinafter referred to jointly and severally as "Buyer").

WHEREAS, Fleet has entered into a Second Amended and Restated Consignment Agreement with Buyer of even date herewith (as the same may hereafter be amended from time to time, the "Consignment Agreement") pursuant to which Fleet has, subject to the terms and conditions set forth therein, agreed to consign Precious Metal (as hereinafter defined) to Buyer for use in Buyer's operations; and

WHEREAS, Foothill has entered into a Loan Agreement with Buyer dated as of June , 1996 (as the same may hereafter be amended from time to time, the "Foothill Credit Agreement") pursuant to which, Foothill has agreed subject to the terms and conditions set forth therein to make loans and other financial accommodations, including, without limitation, one or more letters of credit, available to Buyer; and

WHEREAS, in order to induce Fleet to enter into the Consignment Agreement and to consign Precious Metal to Buyer thereunder, Buyer has utilized some of its credit availability under the Foothill Credit Agreement to cause Norwest Bank Minnesota, N.A. ("Norwest") to issue a standby letter of credit in favor of Fleet, which letter of credit may be amended from time to time (the "Fleet Letter of Credit"); and

WHEREAS, the obligations and indebtedness of Buyer to each of Fleet and Foothill are secured by a security interest in certain assets of Buyer, including, without limitation, the Buyer's inventory containing Precious Metal, whether now owned or hereafter acquired by Buyer (the "Precious Metal Inventory"); and

WHEREAS, to facilitate administration of the credit facilities offered by each of Foothill and Fleet respectively to the Buyer, and at Buyer's request, Fleet and Foothill have agreed to share certain information concerning the Buyer's operations from time to time and to provide certain other accommodations to each other;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

     1. Definitions. As used herein, the following terms shall have the meanings respectively set forth after each:

"Exam Functions" shall have the meaning ascribed to such term in Section 2 of this Agreement.

"Buyer" shall have the meaning ascribed to such term in the recitals to this Agreement.

"Collateral" shall mean the "Collateral" as such term is defined in the Intercreditor Agreement.

"Consignment Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

"Consignment Interests" shall have the meaning ascribed to such term in Section 3 of this Agreement.

"Declared Default" shall mean (i) any defined event of default under the Fleet Agreements (after giving effect to any applicable grace or cure periods, and after the giving of any required notices), (ii) any failure of Buyer to return consigned Precious Metal to Fleet when required to do so under the Fleet Agreements, or (iii) any failure of Buyer to pay for consigned Precious Metal in lieu of returning it when required to do so under the Fleet Agreements, in each case after giving effect to any applicable grace or cure periods, and after the giving of any required notices.

"Fleet" shall have the meaning ascribed to such term in the recitals to this Agreement.

"Fleet Agreements" shall mean the Consignment Agreement, and any other document or agreement securing the obligations of the Buyer to Fleet, now existing or hereafter incurred, under the Consignment Agreement, as each may be amended from time to time.

"Fleet Indebtedness" shall mean all obligations and indebtedness of Buyer to Fleet, whether now existing or hereafter incurred, under the Fleet Agreements, whether for purchase price, fees, interest or expenses described in the Fleet Agreements.

"Fleet Letter of Credit" shall have the meaning ascribed to such term in the recitals to this Agreement.

"Foothill" shall have the meaning ascribed to such term in the recitals to this Agreement.

"Foothill Agreements" shall mean the Foothill Credit Agreement and all documents and agreements securing the obligations of Buyer to Foothill now existing or hereafter incurred under the Foothill Credit Agreement, each as the same may be amended from time to time.

"Foothill Credit Agreement" shall have the meaning ascribed to such term in the recital to this Agreement.

"Foothill Indebtedness" shall mean all obligations and indebtedness of Buyer, whether now existing or hereafter incurred for principal, interest, fees or expenses described in the Foothill Agreements.

"Hedging Contracts" shall have the meaning ascribed to such term in Section 4 of this Agreement.

"Hedging Expenses" shall have the meaning ascribed to such term in Section 4 of this Agreement.

"Indemnitees" shall have the meaning ascribed to such term in Section 7 of this Agreement.

"Intercreditor Agreement" shall mean that certain Collateral Agency and Intercreditor Agreement dated as of May 14, 1993 by and among Foothill as Agent and Foothill, Fleet and the other parties as claimants named therein and Buyer, as the same may be amended from time to time.

"Norwest" shall mean Norwest Bank Minnesota, N.A.

"Post-Default Period" shall mean the period commencing on the date Fleet provides notice to Foothill of a Declared Default and ending 365 days after the Fleet Letter of Credit ceases to remain outstanding.

"Precious Metal" shall mean gold, in any form, and of any fineness, without regard to whether such gold is alloyed or unalloyed in bullion form or is contained in or processed into other materials which contain elements other than gold.

"Precious Metal Inventory" shall have the meaning ascribed to such term set forth in the recitals to this Agreement.

 "Purchase Price" shall mean all amounts due and owing by Buyer to Fleet under the Fleet Agreements on the date of purchase of the Consignment Interests, including without limitation, the accrued but unpaid purchase price of the Precious Metal on consignment under the Consignment Agreement, accrued but unpaid fees, premiums and interest, unpaid examination expenses, attorneys fees and other expenses.

     2. Sharing of Exam Functions information. (a) Pursuant to the terms of the Consignment Agreement, Fleet has the right, inter alia, to inspect and conduct field examinations of the Precious Metal Inventory, to inspect Buyer's books and records, to make abstracts and copies of Buyer's books and records, to conduct physical inventories of the Precious Metal Inventory and generally to perform examination functions customarily performed by Fleet in connection with the gold consignments provided by it to its customers (collectively all the foregoing tasks being hereinafter sometimes referred to as the "Exam Functions"). So long as the Fleet Letter of Credit remains outstanding, and during the Post-Default Period, Fleet hereby agrees to conduct the Exam Functions of the Precious Metal Inventory in accordance with Fleet's customary procedures at Foothill's request. Fleet will use its best efforts to conduct such examinations within thirty (30) days of Foothill's written request therefore; provided, however, that Fleet shall have no obligation to Foothill
(i) to commence legal action or to take any extraordinary efforts to obtain access to Buyer's books and records or to Precious Metal Inventory if for any reason Buyer or any other person shall block or deny such access to Fleet or its agents, employees or representatives; provided, that Fleet shall promptly endeavor to notify Foothill if it is so blocked or denied access, or (ii) to conduct Exam Functions of the Precious Metal Inventory more frequently than once during any calendar quarter. If practicable, Fleet will attempt to schedule its examinations in conjunction with Foothill's audits, as reasonably requested by Foothill. Each such examination shall be conducted by Fleet in accordance with its customary standards and practices, including, without limitation, conducting test samples of gold, and reconciling Fleet's books and records concerning Precious Metal on consignment to Buyer with the books and records of Buyer. Fleet hereby agrees that it shall provide Foothill with five (5) business days notice before conducting an examination, and Foothill shall be afforded the opportunity, but not the obligation, to have Foothill's auditors accompany Fleet on such examination and/or to review Fleet's conduct of such examination. Promptly upon completion of each such examination and in any event, not less than thirty (30) days after completing such examination, Fleet shall provide to Foothill a written report in the form of Exhibit A attached hereto, summarizing Fleet's examination results in connection with the performance of such examinations, and shall also provide to Foothill copies of Fleet's work papers related to such examination together with a copy of any assay testing results.

     (b) It is expressly understood and agreed to by Fleet, Buyer and Foothill that Fleet has agreed to share and provide such information regarding the Exam Functions solely as an accommodation to Buyer and Foothill, and accordingly, Fleet shall have no liability to Foothill or Buyer for the conduct of such Exam Functions or the content, accuracy or adequacy of such examination reports except for liability based on its own gross negligence or willful misconduct. Without limiting any other provision hereof that is protective of Fleet, Fleet makes no representation or warranty of any kind to Foothill regarding the information contained in such examination reports or other materials furnished to Foothill in connection with the Exam Functions, and Fleet hereby expressly disclaims all liability in connection therewith. Further, Foothill hereby acknowledges to Fleet that Foothill has the right to conduct its own Exam Functions, including, without limitation, examinations of Buyer and the Precious Metal Inventory in accordance with the terms of the Foothill Agreements.

     (c) All costs and expenses of such Exam Functions and providing copies thereof to Foothill shall be borne by Buyer. In the event Fleet is not reimbursed for such costs and expenses by Buyer, then within ten (10) business days of a written demand therefor by Fleet to Foothill, Foothill shall pay Fleet's reasonable cost and expenses of conducting such Exam Functions. Notwithstanding the foregoing, during the Post-Default Period, Fleet shall invoice Foothill directly for all costs and expenses of conducting such Exam Functions, and providing copies thereof to Foothill and Foothill shall pay all such invoices in full within ten (10) business days of receipt thereof. Upon any such payment by Foothill, such amount paid by Foothill shall constitute part of the Foothill Indebtedness secured by the Collateral.

     3. Option to Purchase. Fleet hereby grants to Foothill the right to purchase all of Fleet's right, title and interest in and to the Fleet Indebtedness and Fleet Agreements (herein, the "Consigned Interests") at the times and in the manner provided for herein. Upon the declaration of any Declared Default, and except as otherwise provided herein, prior to any draft being presented for payment under the Fleet Letter of Credit, Fleet shall provide not less than twenty (20) days notice to Foothill that it intends to draw under the Fleet Letter of Credit, whereupon Foothill shall be entitled to purchase the Consignment Interests for payment of the Purchase Price, provided, however, notwithstanding the foregoing, Fleet shall not be required to provide such notice to Foothill, or wait the expiration of such twenty (20) days notice, if at any time the value of the Precious Metal outstanding on consignment (as determined under the Consignment Agreement) is greater than ninety-five percent (95%) of the face amount of the Fleet Letter of Credit.
The Purchase Price shall be payable in Precious Metal or in U.S. Dollars in immediately available funds or a combination of both. Prior to exercising the option to purchase hereunder, Foothill shall be entitled to request an estimate of the Purchase Price payable hereunder and Fleet shall, as soon as practical but in no event later than five (5) business days after receipt of such request, furnish an estimate of the Purchase Price payable hereunder for the Consignment Interests in reasonable detail setting forth the Purchase Price by category (including, without limitation, the amount necessary to pay for the purchase price of the Precious Metal outstanding on consignment under the Consignment Agreement, accrued but unpaid fees and interest, and accrued but unpaid expenses). Upon receipt of formal written notice of Foothill's exercise of the right to purchase the Consignment Interests hereunder, Fleet hereby agrees that it shall not consign any additional Precious Metal to Buyer under the Fleet Agreements from and after receipt of such notice.FLEET AND FOOTHILL HEREBY AGREE AND ACKNOWLEDGE THAT ANY SUCH PURCHASE SHALL BE AS IS AND WHERE
IS WITHOUT REPRESENTATION, RECOURSE OR WARRANTY OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES OF THE PRECIOUS METAL INVENTORY'S MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES AS TO THE ENFORCEABILITY OF THE FLEET AGREEMENTS OR THE PERFECTION OF ANY SECURITY INTERESTS OR CONSIGNMENT INTERESTS THEREUNDER, except that Fleet shall represent and warrant to Foothill that at the time of such purchase, Fleet is transferring all of its right, title and interest in and to the Purchased Interests and that Fleet has all necessary power and authority to transfer the Purchased Interests to Foothill pursuant to the terms hereof. Upon receipt of the Purchase Price by Fleet, Fleet agrees that it shall at Foothill's reasonable request execute any further instruments or documents and do such other things which Foothill may reasonably believe necessary to effectively vest in Foothill all of Fleet's right, title and interest in and to the Purchased Interests. Additionally, upon receipt of the Purchase Price, Fleet agrees to deliver to Foothill for cancellation the Fleet Letter of Credit. The parties hereto acknowledge that Foothill shall have the right, but in no event any obligation, to exercise the option to purchase hereunder upon the occurrence of any Declared Default, provided further that said option only may be exercised and said purchase completed before the earlier to occur of (i) the date occurring twenty (20) days after the date notice is provided by Fleet to Foothill of its intention to draw under the Fleet Letter of Credit; or (ii) the date the value of the Precious Metal outstanding on consignment (as determined under the Consignment Agreement) is greater than ninety-five percent (95%) of the face amount of the Fleet Letter of Credit.

     4. Post-Default Hedging Contract/Information Upon Liquidation. (a)
During the Post-Default Period and subject to the prior payment in full of (i) Fleet's draft presented under the Fleet Letter of Credit; or (ii) the Purchase Price for the Consignment Interests, at Foothill's request, Fleet hereby agrees to enter into one or more forward contracts with Foothill for the purchase/sale of gold (collectively, the "Hedging Contracts") to assist Foothill with the hedging of the Precious Metal Inventory. Upon written notice to Fleet, Foothill may assign such right to enter into Hedging Contracts to Norwest. Fleet shall enter into such Hedging Contracts directly with Foothill or Norwest, provided, however, if such Hedging Contracts are to be for the account of Foothill, Fleet's obligation to enter such Hedging Contracts is subject to the prior receipt and continued effectiveness and maintenance of one or more letters of credit in form and substance acceptable to Fleet issued for the account of Foothill by an issuing bank reasonably acceptable to Fleet in its sole discretion, for an amount at all times not less than 110% of the greater of (i) the aggregate face amount of the Hedging Contracts; or (ii) the market value of Precious Metal outstanding on consignment to Buyer under the Consignment Agreement. It is hereby further agreed that as Foothill or Norwest liquidate the hedged gold position of the Precious Metal Inventory, they may deliver at any time (without premium or penalty) Precious Metal to Fleet for payment against Foothill's (or if applicable, Norwest's) obligations to Fleet under the Hedging Contracts. Foothill hereby agrees to pay to Fleet all fees and other charges announced by Fleet in connection with such Hedging Contracts (the "Hedging Expenses"). Upon payment to Fleet of the Hedging Expenses, Buyer hereby acknowledges and agrees that the amount of such Hedging Expenses shall constitute part of the Foothill Indebtedness, secured by the Collateral.

    (b) Fleet hereby agrees that during such Post-Default Period, upon request of Foothill or Norwest, Fleet shall provide information concerning the availability of hedging arrangements relating to the gold price fluctuation of the Precious Metal Inventory and generally, upon request by Foothill or Norwest to do so, and shall provide information to Foothill regarding liquidation procedures for Precious Metal Inventory; provided, however, Foothill acknowledges and agrees that Fleet makes no representation or warranty of any kind to Foothill regarding the information concerning hedging exposure and liquidation of Precious Metal Inventory, and Fleet hereby expressly disclaims all liability in connection therewith, except for liability based on its own wilful misconduct. The foregoing notwithstanding, while Fleet shall not have any responsibility to Foothill or Norwest for credit risks relating to Buyer or for collateral risks relating to Precious Metals, Fleet assumes the risk of non-performance by any counterparty to any Hedging Contract executed by Fleet on behalf of Foothill or Norwest pursuant hereto, and shall hold Foothill and Norwest harmless against the effect of any such non-performance.

    (c) Notwithstanding anything to the contrary contained in this Section
4, Fleet shall not be liable to Foothill (or Norwest, if applicable) for Fleet's failure to enter into any Hedging Contract by reason of an act of God or other catastrophe, force majeure, lack of supply, war or other hostilities, strike, act of government or other public authority, requirements of any regulatory board, agency or authority, other cause beyond Fleet's control, or by failure of Fleet to be permitted to enter such transactions by reason of then applicable law or regulation.

     5. Non-Reliance by Foothill; Independent Agreement. (a) Foothill hereby acknowledges that it has independently of and without reliance upon Fleet and based upon such documents and information as it is deemed appropriate, made its own credit analysis and decision to enter into the transactions evidenced by the Foothill Agreements. Foothill also acknowledges that it will independently of and without reliance upon Fleet and based upon such documents and information as it shall deem appropriate at the time continue to make its own independent credit decisions in taking or admitting to take action under or in connection with the credit provided to Buyer. Except for such information relating to the Exam Functions expressly required to be furnished by Fleet to Foothill hereunder, Fleet shall not have any duty or responsibility to provide Foothill with any credit or other information concerning the affairs, financial condition or business of Buyer that may come into the possession of Fleet. Except for any action expressly required of Fleet hereunder, Fleet shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by Foothill against any and all liability and expense which may be incurred by taking or continuing to take any such action. Fleet shall not have any express or implied duties or responsibilities to or any fiduciary relationship with Foothill except those expressly set forth in this Agreement. Fleet may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it with reasonable care. Neither Fleet nor any of its directors, officers, employees, attorneys or agents shall be responsible for any action taken or admitted to be taken by it or them hereunder except for its own gross negligence or willful misconduct.

     (b) Without limiting in any way any other provision of this Agreement protective of Fleet, the obligations of Fleet under this Agreement are independent of any other terms and conditions of any other agreement or document between the parties hereto, including, without limitation, the Intercreditor Agreement, and the Fleet Letter of Credit, and it is hereby expressly agreed that the sole remedy available to Foothill hereunder shall be a separate, independent lawsuit for any claims for damage arising out of Fleet's noncompliance with any term hereof.

     6. Rights and Powers of Fleet. Fleet in its capacity as a consignor and lender to Buyer shall have the same rights and powers as Foothill as a lender, and may exercise the same as though it were not providing Foothill with information under this Agreement. Without limiting the foregoing, Fleet and its affiliates may (without having to account therefor to Foothill) accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with Buyer as if it were not providing information to Foothill hereunder.

     7. Indemnification. Buyer agrees to indemnify, exonerate, pay and hold harmless Fleet and its officers, directors, employees and agents and counsel to Fleet and its affiliates (collectively, the "Indemnitees", and individually an "Indemnitee") from and against any and all liabilities, obligations, losses, damage, penalties, actions, causes of actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigation, administrative or judicial proceeding, (whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against such Indemnitee in any manner relating to or arising out of the actions or inactions of Fleet with respect to this Agreement or the consummation of the transactions contemplated hereby; provided, however, that Buyer shall not be liable for any portion of any such losses, liabilities (including liabilities for penalties) action, suits, judgment, demands, damages, cost, disbursements or expenses resulting from the gross negligence and willful misconduct of any Indemnitee.

    8. No Joint Venture. Nothing contained in this Agreement, and no action taken by Fleet, Foothill or their respective agents or representatives pursuant to or in connection herewith shall be deemed to constitute Foothill and Fleet together a partnership, association, joint venture or other entity.

    9. Third Party Beneficiary/Restrictions on Assignment. (a) The Agreements of the parties set forth herein are solely for the benefit of Fleet and Foothill and their respective successors and assigns, and neither the Buyer nor any other person not a party to this Agreement shall be a third party beneficiary hereof or entitled to any rights hereunder or arising out of this Agreement.

    (b) Except for the right of Foothill to assign the Option to Enter the Hedging Contracts to Norwest under the terms of Section 4 hereof, Foothill shall not sell, transfer, or assign this Agreement or any interest therein without the prior written consent of Fleet.

    10. Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given when delivered or deposited in the mails, first-class postage prepaid, dispatched by hand-delivery or overnight courier service addressed properly to a party as specified on the signature pages of this Agreement.

    11. Agreement Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement or any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the parties to be bound thereby. Any waiver of any provision of this Agreement or any consent to a departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

    12. Counterparts; Invalid Provisions. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. In case any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions have never been contained herein.

    13. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Rhode Island applicable to contracts made and to be performed wholly within such State.

    IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives.

                                   FLEET PRECIOUS METALS INC.


                                  By:  /s/ Anthony Capuano
                               Title:  Vice President

                                  By:  /s/ Sharon DelFino
                               Title:  Vice President

                             Address: 111 Westminster Street
                                      Providence, Rhode Island 02903
                                      Attention: Anthony J. Capuano
                                      Senior Vice President



                            FOOTHILL CAPITAL CORPORATION


                                  By:  /s/ Anthony Aloi
                               Title:  Assistant Vice President

                             Address: 60 State Street, Suite 1150
                                      Boston, Massachusetts 02109
                                      Attention: Anthony Aloi
                                      Assistant Vice President/Account Executive




(Signatures continued on next page)


The undersigned Buyer hereby irrevocably consent to the terms and provisions of the foregoing Creditor Agreement.


                            TOWN & COUNTRY CORPORATION


                                  By:  /s/ Robert Hannon
                               Title:  Attorney-in-fact


                            TOWN & COUNTRY FINE JEWELRY GROUP, INC.,


                                  By:  /s/ Robert Hannon
                               Title:  Attorney-in-fact


                            L.G. BALFOUR COMPANY

                                  By:  /s/ Robert Hannon
                               Title:  Attorney-in-fact


                            GOLD LANCE, INC.

                                  By:  /s/ Robert Hannon
                               Title:  Attorney-in-fact